UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2007, Exelixis, Inc. (the “Company”) announced that GlaxoSmithKline exercised its option under the product development and commercialization agreement between the Company and GlaxoSmithKline to exclusively license XL880 for further development and commercialization. XL880 is a small molecule compound currently being evaluated in phase 2 trials in patients with papillary renal cell carcinoma, gastric cancer and head and neck cancer. GlaxoSmithKline’s selection of XL880 entitles the Company to a selection milestone of $35.0 million and additional payments upon the attainment of specific development and commercialization milestones. The $35.0 million selection milestone will be used to offset a milestone payment that GlaxoSmithKline paid to the Company in 2005 under an amendment to the product development and commercialization agreement. The Company is also entitled to receive double-digit royalties on product sales if the compound is approved for marketing and commercialized. The Company will have certain co-promotion rights to XL880 in North America.

The effectiveness of GlaxoSmithKline’s election to develop and commercialize XL880 and the associated technology transfer by the Company to GlaxoSmithKline are subject to antitrust clearance, which is expected to occur in the first quarter of 2008.

This Form 8-K contains forward-looking statements, including, without limitation, statements related to the Company’s potential receipt of milestone payments and royalties from GlaxoSmithKline. Words such as “will,” “entitled,” “expected,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the potential failure of XL880 to demonstrate safety and efficacy in clinical testing and risks related to the Company’s dependence on and relationship with GlaxoSmithKline. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s’ quarterly report on Form 10-Q for the quarter ended September 30, 2007 and the Company’s other filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: December 18, 2007	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary